Exhibit 99.2

PRESS RELEASE

Synthesis Energy Systems Announces Agreement for Feasibility Study with

Ncondezi Coal Company

HOUSTON, TEXAS — February 9, 2012 — Synthesis Energy Systems, Inc. (Nasdaq: SYMX) (“SES”) announced today that its joint venture, SES Resource Solutions, Ltd. (“SRS”), has entered into an agreement with Ncondezi Coal Company Limited (AIM: NCCL) (“Ncondezi”) for a study to determine the feasibility of mining and exporting up to 15 million tons per year (Mtpa) of low volatile coal, in addition to Ncondezi’s export thermal grade coal resources, from the Ncondezi Project in Mozambique.

Under terms of the agreement, low volatile coal from Mozambique will be analyzed for its gasification characteristics. The study will also assess the economics of shipping the coal to major Asian countries, and subsequent conversion to substitute natural gas (“SNG”) by SES’s U-GAS® gasification technology. The study is expected to last approximately three months. Depending on the study results, the SRS joint venture and Ncondezi will negotiate the terms of a joint development agreement to facilitate commercialization of Ncondezi’s low volatile coal resources.

“This is an important milestone for SES and SRS as it could potentially allow Ncondezi and SRS to partner in monetizing these coal resources which would further enhance major projects utilizing SES technology,” stated Robert Rigdon, President and CEO of SES. “We, SRS and Ncondezi recognize the potential for developing the low volatile coal resources contained within Ncondezi’s extensive licenses in Mozambique that could be ideally suited for SRS projects. We look forward to working with Ncondezi through the SRS joint venture to complete this study.”

Graham Mascall, CEO of Ncondezi, said, “We are pleased to have entered into this agreement with the SRS joint venture and look forward to working with SES and SRS to successfully complete this study and advance our mutual interest in developing the significant resources of low volatile coals that occur in our Ncondezi Project in addition to the export thermal coal resources already identified.”

Mike Oppenheimer, Chairman of SRS, commented, “We expect that sustained strength in energy demand, especially in the high growth Asian economies, will create opportunities to develop new coal supply sources globally. SRS has been established to deploy our innovative business approach and SES technology to create value for investors through linked coal resource and energy market development. The Ncondezi Project is an exciting example of the SRS business model.”

About Synthesis Energy Systems, Inc.

SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES and SRS, visit www.synthesisenergy.com or call (713) 579-0600.

About SES Resource Solutions, Ltd.

SES Resource Solutions, Ltd. (SRS), a 50/50 joint venture between Synthesis Energy Systems, Inc. and Midas Resources AG, was created to provide additional avenues of commercialization for SES’ U-GAS® technology. Key objectives of the joint venture are to identify and procure low cost, low grade coal resources for which SES’ technology and the joint venture’s know-how represent the best route to commercialization; to provide investment opportunities in integrated coal resources and gasification facilities and coal resources; and to facilitate the establishment of gasification projects globally based on SES’ technology. For additional information on SRS, please visit http://www.synthesisenergy.com/Our-Business/SES-Resource-Solutions-79.html

About Ncondezi Coal Company

Ncondezi Coal Company Limited is a listed company on the AIM market of the London Stock Exchange with coal exploration assets in the Tete Province of Mozambique. Ncondezi recently announced a provisional JORC coal resource of 1.7 billion tons at its Ncondezi Project, and is currently implementing a definitive feasibility study for an export thermal coal mine on its Ncondezi Project, which is targeted for completion in the third quarter of 2012.

SES Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the early stage of development of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations, its ability to reduce operating costs, the limited history and viability of its technology, the effect of the current international financial crisis on its business, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries and its ability to diversify, its ability to maintain production from its first plant in the ZZ joint venture, its ability to complete the expansion of the ZZ project, its ability to obtain the necessary approvals and permits for its Yima project and other future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project, its ability to negotiate the terms of the conversion of the Yima project from methanol to glycol, the sufficiency of internal controls and procedures and the ability of SES to grow its business as a result of the China Energy and Zuari transactions as well as its joint venture with Midas Resource Partners. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Important Notice from SES

In connection with the proposed transaction, SES has filed a preliminary proxy statement, and intends to files a definitive proxy statement, with the SEC and intends to mail the definitive proxy statement to the stockholders of SES. SES and its directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of SES in connection with the transaction. Information about the transaction is set forth in the preliminary proxy statement filed, and will be set forth in the definitive proxy statement to be filed by SES with the SEC.

You may obtain the preliminary statement and, when available, the definitive proxy statement, for free by visiting EDGAR on the SEC website at www.sec.gov. Investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.

Contact:

Synthesis Energy Systems, Inc.	MBS Value Partners, LLC
Kevin Kelly	Matthew D. Haines
Chief Accounting Officer	Managing Director
(713) 579-0600	(212) 710-9686
Kevin.Kelly@synthesisenergy.com	Matt.Haines@mbsvalue.com

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